Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
July 22, 2022	Kim Ancin
908-559-3227
kimberly.ancin@verizon.com

Eric Wilkens
201-572-9317
eric.wilkens@verizon.com

Verizon reports 2Q and first-half 2022 results

2Q 2022 highlights

Consolidated:
•$1.24 in earnings per share (EPS), compared with $1.40 in second-quarter 2021; adjusted EPS1, excluding special items, of $1.31 compared with $1.39 in second-quarter 20212.
•Total revenue of $33.8 billion, relatively flat from second-quarter 2021.
•Net income of $5.3 billion, a decrease of 10.7 percent from second-quarter 2021, and adjusted EBITDA1 of $11.9 billion, down 2.6 percent year over year.

Total Broadband:
•Total broadband net additions of 268,000, including 256,000 fixed wireless net additions. Total broadband net additions increased 39,000 from first-quarter 2022, and fixed wireless net additions increased 62,000 from first-quarter 2022.
•36,000 Fios Internet net additions.

Total Wireless:
•Total wireless service revenue of $18.4 billion, a 9.1 percent increase year over year.
•Total retail postpaid churn of 1.03 percent, and retail postpaid phone churn of 0.81 percent.
•Postpaid phone net additions of 12,000.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported its second-quarter and half-year 2022 results.
"As the market leader, in a very competitive industry, we are determined to improve our operational and financial performance for the second half of the year,” said Verizon Chairman and CEO Hans Vestberg. "With our network-as-a-service foundation, our new consumer mobility plans, and recent pricing actions, we are being deliberate in our decisions to improve our profitable growth opportunities today and into the future."
For second-quarter 2022, Verizon reported EPS of $1.24, compared with $1.40 in second-quarter 2021. On an adjusted basis1, excluding special items, EPS was $1.31 in second-quarter 2022, compared with adjusted EPS1 of $1.39 in second-quarter 20212.
Second-quarter 2022 EPS included a pre-tax loss from special items of approximately $435 million, including a net pre-tax charge of $198 million related to a mark-to-market adjustment for pension liabilities. In addition, the impact of amortization of intangible assets related to TracFone and other acquisitions was $237 million.
"Although recent performance did not meet our expectations, we remain confident in our long-term strategy,” said Verizon Chief Financial Officer Matt Ellis. “We believe that our assets position us well to generate long-term shareholder value."
Consolidated results
•Total consolidated operating revenue in second-quarter 2022 of $33.8 billion, relatively flat from second-quarter 2021. Wireless service revenue growth and higher wireless equipment revenue were offset primarily by wireline declines and the net impact of merger and acquisition (M&A) activity in 2021.
•Total wireless service revenue growth of 9.1 percent, reflecting the company's ownership of TracFone, further progress on its premium Unlimited strategy and its strong Business volumes.
•Service and other revenue declined 3.9 percent year over year in second-quarter 2022, as the revenue lost from Verizon Media more than offset net incremental revenue from the company's acquisition of TracFone.
•Net income of $5.3 billion, a decrease of 10.7 percent from second-quarter 2021, and adjusted EBITDA1 of $11.9 billion, a decline of 2.6 percent year over year, due to the divestiture of Verizon Media, higher device subsidies and promotional spending associated with increased wireless activations, wireline revenue declines and inflationary cost pressures.
•First-half 2022 cash flow from operating activities totaled $17.7 billion, compared with $20.4 billion in first-half 2021. The reduction was primarily due to working capital impacts from higher device activations, and increased inventory levels as part of the company's supply chain management in the current environment.

•Capital expenditures in first-half 2022 were $10.5 billion, including C-Band spending of $2.8 billion.

•Verizon's unsecured debt as of the end of second-quarter 2022 decreased by $4.8 billion sequentially to $132.5 billion. The company's net unsecured debt1 balance decreased sequentially by $5.0 billion to $130.6 billion, and its net unsecured debt to adjusted EBITDA ratio1 at quarter-end was approximately 2.7 times.

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Verizon Consumer results
•Total Verizon Consumer revenue was $25.6 billion, an increase of 9.1 percent year over year, driven by the inclusion of TracFone, higher equipment revenue and core wireless service revenue growth.

•Wireless service revenue increased 10.5 percent year over year, driven by the inclusion of TracFone and growth in postpaid Average Revenue Per Account (ARPA).

•Consumer wireless retail postpaid churn was 0.93 percent in second-quarter 2022, and wireless retail postpaid phone churn was 0.75 percent.

•Consumer reported 168,000 fixed wireless net additions and 30,000 Fios Internet net additions in second-quarter 2022. Consumer Fios revenue was $2.9 billion in second-quarter 2022, flat year over year.
•In second-quarter 2022, Consumer reported 215,000 wireless retail postpaid phone net losses, due to a year over year increase in churn and a year over year decline in phone gross additions. Consumer ended second-quarter 2022 with nearly half of its wireless phone customers having 5G-capable devices.
•In second-quarter 2022, Consumer operating income was $7.2 billion, a decrease of 4.6 percent year over year, and segment operating income margin was 27.9 percent, a decrease from 31.9 percent in second-quarter 2021. Segment EBITDA1 in second-quarter 2022 was $10.4 billion, a decrease of 0.3 percent year over year. A higher contribution from TracFone was more than offset primarily by higher promotional activity. Segment EBITDA margin1 was 40.5 percent, a decrease from 44.3 percent in second-quarter 2021.

Verizon Business results
•Total Verizon Business revenue was $7.6 billion in second-quarter 2022, down 1.8 percent year over year.
•Business wireless service revenue was $3.2 billion, an increase of 3.0 percent year over year. This increase was driven by momentum in Small and Medium Business, and the best performance in Global Enterprise since first-quarter 2020.
•Business reported 430,000 wireless retail postpaid net additions in second-quarter 2022, including 227,000 postpaid phone net additions. This was the third consecutive quarter that Business reported more than 200,000 postpaid phone net additions. Phone gross additions in Business increased nearly 30 percent year over year.
•Wireless retail postpaid churn was 1.37 percent in second-quarter 2022, and wireless retail postpaid phone churn was 1.07 percent.
•Business reported 88,000 fixed wireless net additions in second-quarter 2022.
•In second-quarter 2022, Verizon Business operating income was $675 million, a decrease of 21.1 percent year over year, and segment operating income margin was 8.9 percent, a decrease from 11.0 percent in second-quarter 2021. Segment EBITDA1 was $1.7 billion in second-quarter 2022, a decrease of 6.5 percent year over year. In addition to Wireline revenue declines, Business experienced elevated device subsidies related to wireless activations in the quarter. Segment EBITDA margin1 was 22.9 percent, a decrease from 24.1 percent in second-quarter 2021.

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Outlook and guidance
Verizon is updating financial guidance for full-year 2022. The company now expects the following:
•Reported wireless service revenue growth of 8.5 to 9.5 percent, an update from prior guidance for reported wireless service revenue growth of 9 to 10 percent.
•Reported service and other revenue growth of minus 1 percent to flat, an update from prior guidance for reported service and other revenue growth to be approximately flat.
•Adjusted EBITDA1 growth of minus 1.5 percent to flat, an update from prior guidance for adjusted EBITDA1 growth of 2 to 3 percent.
•Adjusted EPS1 of $5.10 to $5.25, an update from prior guidance for adjusted EPS1 of $5.40 to $5.55.
Additionally, Verizon continues to expect the following results for full-year 2022:
•Adjusted effective income tax rate1 in the range of 23 percent to 25 percent.
•Capital spending, excluding C-Band, in the range of $16.5 billion to $17.5 billion. Additional expenditures related to the deployment of the company's C-Band 5G network are expected to be in the range of $5 billion to $6 billion.
1Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).

2Adjusted EPS for the prior year period has been reclassified to conform to current period presentation.

Verizon Communications Inc. (NYSE, Nasdaq: VZ) was formed on June 30, 2000 and is one of the world’s leading providers of technology and communications services. Headquartered in New York City and with a presence around the world, Verizon generated revenues of $133.6 billion in 2021. The company offers data, video and voice services and solutions on its award-winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, security and control.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “forecasts,” “plans” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: cyber attacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions or terrorist attacks and any resulting financial or reputational impact; the impact of public health crises, including the COVID-19 pandemic, on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, the COVID-19 pandemic or the potential impacts of

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global climate change; material adverse changes in labor matters and any resulting financial or operational impact; the effects of competition in the markets in which we operate; failure to take advantage of developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation in the markets in which we operate; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/22	3 Mos. Ended 6/30/21	% Change	6 Mos. Ended 6/30/22	6 Mos. Ended 6/30/21	% Change

Operating Revenues
Service revenues and other	$27,115	$28,221	(3.9)	$54,333	$56,144	(3.2)
Wireless equipment revenues	6,674	5,543	20.4	13,010	10,487	24.1
Total Operating Revenues	33,789	33,764	0.1	67,343	66,631	1.1

Operating Expenses
Cost of services	6,932	8,324	(16.7)	14,159	16,344	(13.4)
Cost of wireless equipment	7,488	5,931	26.3	14,611	11,433	27.8
Selling, general and administrative expense	7,496	7,324	2.3	14,668	14,725	(0.4)
Depreciation and amortization expense	4,321	4,020	7.5	8,557	8,194	4.4
Total Operating Expenses	26,237	25,599	2.5	51,995	50,696	2.6

Operating Income	7,552	8,165	(7.5)	15,348	15,935	(3.7)
Equity in earnings of unconsolidated businesses	41	1	*	38	9	*
Other income (expense), net	49	502	(90.2)	(875)	903	*
Interest expense	(785)	(844)	(7.0)	(1,571)	(1,945)	(19.2)
Income Before Provision For Income Taxes	6,857	7,824	(12.4)	12,940	14,902	(13.2)
Provision for income taxes	(1,542)	(1,875)	(17.8)	(2,914)	(3,575)	(18.5)
Net Income	$5,315	$5,949	(10.7)	$10,026	$11,327	(11.5)

Net income attributable to noncontrolling interests	$116	$149	(22.1)	$247	$282	(12.4)
Net income attributable to Verizon	5,199	5,800	(10.4)	9,779	11,045	(11.5)
Net Income	$5,315	$5,949	(10.7)	$10,026	$11,327	(11.5)

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.24	$1.40	(11.4)	$2.33	$2.67	(12.7)
Weighted-average shares outstanding (in millions)	4,201	4,141		4,201	4,141

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.24	$1.40	(11.4)	$2.33	$2.67	(12.7)
Weighted-average shares outstanding (in millions)	4,202	4,143		4,202	4,143
Footnotes:
(1)Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
*Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	6/30/22	12/31/21	$ Change

Assets
Current assets
Cash and cash equivalents	$1,857	$2,921	$(1,064)
Accounts receivable	24,740	24,742	(2)
Less Allowance for credit losses	831	896	(65)
Accounts receivable, net	23,909	23,846	63
Inventories	3,646	3,055	591
Prepaid expenses and other	8,087	6,906	1,181
Total current assets	37,499	36,728	771

Property, plant and equipment	296,700	289,897	6,803
Less Accumulated depreciation	195,390	190,201	5,189
Property, plant and equipment, net	101,310	99,696	1,614
Investments in unconsolidated businesses	1,113	1,061	52
Wireless licenses	148,724	147,619	1,105
Goodwill	28,638	28,603	35
Other intangible assets, net	11,286	11,677	(391)
Operating lease right-of-use assets	27,098	27,883	(785)
Other assets	14,479	13,329	1,150
Total assets	$370,147	$366,596	$3,551

Liabilities and Equity
Current liabilities
Debt maturing within one year	$12,873	$7,443	$5,430
Accounts payable and accrued liabilities	20,956	24,833	(3,877)
Current operating lease liabilities	3,912	3,859	53
Other current liabilities	11,483	11,025	458
Total current liabilities	49,224	47,160	2,064

Long-term debt	136,184	143,425	(7,241)
Employee benefit obligations	15,125	15,410	(285)
Deferred income taxes	42,154	40,685	1,469
Non-current operating lease liabilities	22,597	23,203	(606)
Other liabilities	17,506	13,513	3,993
Total long-term liabilities	233,566	236,236	(2,670)

Equity
Common stock	429	429	—
Additional paid in capital	13,872	13,861	11
Retained earnings	76,401	71,993	4,408
Accumulated other comprehensive loss	(1,320)	(927)	(393)
Common stock in treasury, at cost	(4,020)	(4,104)	84
Deferred compensation – employee stock ownership plans and other	654	538	116
Noncontrolling interests	1,341	1,410	(69)
Total equity	87,357	83,200	4,157
Total liabilities and equity	$370,147	$366,596	$3,551

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	6/30/22	12/31/21

Total debt	$149,057	$150,868
Net unsecured debt	$130,628	$133,745
Net unsecured debt / Consolidated Adjusted EBITDA(1)	2.7x	2.8x
Common shares outstanding end of period (in millions)	4,200	4,198
Total employees (‘000)	119.4	118.4
Quarterly cash dividends declared per common share	$0.6400	$0.6400
Footnotes:
(1)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	6 Mos. Ended 6/30/22	6 Mos. Ended 6/30/21	$ Change

Cash Flows from Operating Activities
Net Income	$10,026	$11,327	$(1,301)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,557	8,194	363
Employee retirement benefits	(121)	(1,819)	1,698
Deferred income taxes	1,514	1,978	(464)
Provision for expected credit losses	665	409	256
Equity in losses (earnings) of unconsolidated businesses, net of dividends received	(18)	25	(43)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(1,959)	82	(2,041)
Other, net	(999)	242	(1,241)
Net cash provided by operating activities	17,665	20,438	(2,773)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(10,491)	(8,716)	(1,775)
Cash received (paid) related to acquisitions of businesses, net of cash acquired	247	(458)	705
Acquisitions of wireless licenses	(2,275)	(45,278)	43,003
Other, net	(2,137)	51	(2,188)
Net cash used in investing activities	(14,656)	(54,401)	39,745

Cash Flows from Financing Activities
Proceeds from long-term borrowings	3,617	31,444	(27,827)
Proceeds from asset-backed long-term borrowings	5,053	2,695	2,358
Repayments of long-term borrowings and finance lease obligations	(7,405)	(7,559)	154
Repayments of asset-backed long-term borrowings	(2,695)	(2,993)	298
Dividends paid	(5,378)	(5,198)	(180)
Other, net	2,971	(1,839)	4,810
Net cash provided by (used in) financing activities	(3,837)	16,550	(20,387)

Decrease in cash, cash equivalents and restricted cash	(828)	(17,413)	16,585
Cash, cash equivalents and restricted cash, beginning of period	4,161	23,498	(19,337)
Cash, cash equivalents and restricted cash, end of period	$3,333	$6,085	$(2,752)

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/22	3 Mos. Ended 6/30/21	% Change	6 Mos. Ended 6/30/22	6 Mos. Ended 6/30/21	% Change

Operating Revenues
Service	$18,149	$16,709	8.6	$36,275	$33,278	9.0
Wireless equipment	5,708	4,739	20.4	11,082	8,931	24.1
Other	1,747	2,029	(13.9)	3,539	4,066	(13.0)
Total Operating Revenues	25,604	23,477	9.1	50,896	46,275	10.0

Operating Expenses
Cost of services	4,284	4,181	2.5	8,730	8,181	6.7
Cost of wireless equipment	6,221	4,854	28.2	12,034	9,246	30.2
Selling, general and administrative expense	4,738	4,045	17.1	9,290	8,071	15.1
Depreciation and amortization expense	3,211	2,900	10.7	6,373	5,761	10.6
Total Operating Expenses	18,454	15,980	15.5	36,427	31,259	16.5

Operating Income	$7,150	$7,497	(4.6)	$14,469	$15,016	(3.6)
Operating Income Margin	27.9%	31.9%		28.4%	32.4%

Segment EBITDA	$10,361	$10,397	(0.3)	$20,842	$20,777	0.3
Segment EBITDA Margin	40.5%	44.3%		41.0%	44.9%
Footnotes:
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				6/30/22	6/30/21	% Change

Connections (‘000):
Wireless retail postpaid				91,475	90,514	1.1
Wireless retail prepaid (1) (2)				23,138	4,075	*
Total wireless retail				114,613	94,589	21.2

Wireless retail postpaid phones				75,197	75,118	0.1

Fios video				3,409	3,710	(8.1)
Fios internet				6,626	6,392	3.7

Fixed wireless access (FWA) broadband				384	37	*
Wireline broadband				6,938	6,783	2.3
Total broadband				7,322	6,820	7.4

Unaudited	3 Mos. Ended 6/30/22	3 Mos. Ended 6/30/21	% Change	6 Mos. Ended 6/30/22	6 Mos. Ended 6/30/21	% Change

Gross Additions (‘000):
Wireless retail postpaid	2,622	2,592	1.2	5,103	4,899	4.2

Net Additions Detail (‘000) :
Wireless retail postpaid (3)	84	350	(76.0)	(42)	24	*
Wireless retail prepaid (1) (3) (4)	(229)	18	*	(309)	37	*
Total wireless retail (3)	(145)	368	*	(351)	61	*

Wireless retail postpaid phones (3)	(215)	197	*	(507)	(28)	*

Fios video	(86)	(62)	(38.7)	(164)	(144)	(13.9)
Fios internet	30	92	(67.4)	85	190	(55.3)

FWA broadband (3)	168	11	*	280	23	*
Wireline broadband	13	70	(81.4)	50	136	(63.2)
Total broadband (3)	181	81	*	330	159	*

Churn Rate:
Wireless retail postpaid	0.93%	0.83%		0.94%	0.90%
Wireless retail postpaid phones	0.75%	0.65%		0.76%	0.71%
Wireless retail prepaid (1) (4)	3.90%	4.12%		3.79%	4.17%
Wireless retail	1.53%	0.97%		1.52%	1.04%

Revenue Statistics (in millions):
Wireless service revenue	$15,236	$13,794	10.5	$30,453	$27,478	10.8
Fios revenues	$2,895	$2,895	—	$5,806	$5,755	0.9

Verizon Communications Inc.

Consumer - Selected Operating Statistics (continued)

Unaudited	3 Mos. Ended 6/30/22	3 Mos. Ended 6/30/21	% Change	6 Mos. Ended 6/30/22	6 Mos. Ended 6/30/21	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA (5)	$124.16	$121.24	2.4	$124.06	$121.05	2.5
Wireless retail postpaid upgrade rate	5.6%	4.9%
Wireless retail postpaid accounts (‘000) (6)				33,386	33,606	(0.7)
Wireless retail postpaid connections per account (6)				2.74	2.69	1.9
Wireless retail prepaid ARPU (1) (7)	$31.26	$35.70	(12.4)	$31.07	$35.68	(12.9)
Footnotes:
(1) Acquisition of TracFone Wireless, Inc. was completed on November 23, 2021.
(2) Reflects a decline in the customer base for wireless retail prepaid connections of approximately 402,000 as of June 30, 2022, resulting from the shutdown of a competitor's 3G network.
(3) Connection net additions include certain adjustments.
(4) Excludes the impact from the shutdown of a competitor's 3G network resulting in approximately 402,000 retail prepaid disconnects in the second quarter of 2022.
(5) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(6) Statistics presented as of end of period.
(7) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/22	3 Mos. Ended 6/30/21	% Change	6 Mos. Ended 6/30/22	6 Mos. Ended 6/30/21	% Change

Operating Revenues
Small and Medium Business	$3,092	$2,895	6.8	$6,133	$5,725	7.1
Global Enterprise	2,401	2,583	(7.0)	4,862	5,142	(5.4)
Public Sector and Other	1,504	1,614	(6.8)	3,056	3,260	(6.3)
Wholesale	629	670	(6.1)	1,284	1,416	(9.3)
Total Operating Revenues	7,626	7,762	(1.8)	15,335	15,543	(1.3)

Operating Expenses
Cost of services	2,559	2,729	(6.2)	5,165	5,419	(4.7)
Cost of wireless equipment	1,268	1,076	17.8	2,578	2,187	17.9
Selling, general and administrative expense	2,050	2,086	(1.7)	4,109	4,154	(1.1)
Depreciation and amortization expense	1,074	1,015	5.8	2,135	2,028	5.3
Total Operating Expenses	6,951	6,906	0.7	13,987	13,788	1.4

Operating Income	$675	$856	(21.1)	$1,348	$1,755	(23.2)
Operating Income Margin	8.9%	11.0%		8.8%	11.3%

Segment EBITDA	$1,749	$1,871	(6.5)	$3,483	$3,783	(7.9)
Segment EBITDA Margin	22.9%	24.1%		22.7%	24.3%
Footnotes:
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				6/30/22	6/30/2021	% Change

Connections (‘000):
Wireless retail postpaid				28,208	26,740	5.5
Wireless retail postpaid phones				17,586	16,708	5.3

Fios video				70	72	(2.8)
Fios internet				367	346	6.1

FWA broadband				316	43	*
Wireline broadband				474	480	(1.3)
Total broadband				790	523	51.1

Unaudited	3 Mos. Ended 6/30/22	3 Mos. Ended 6/30/21	% Change	6 Mos. Ended 6/30/22	6 Mos. Ended 6/30/21	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,582	1,220	29.7	3,084	2,361	30.6

Net Additions Detail (‘000):
Wireless retail postpaid (1)	430	178	*	825	334	*
Wireless retail postpaid phones (1)	227	78	*	483	125	*

Fios video	(1)	(1)	—	(1)	(1)	—
Fios internet	6	7	(14.3)	11	11	—

FWA broadband (1)	88	12	*	170	17	*
Wireline broadband (1)	(1)	—	*	(3)	(2)	(50.0)
Total broadband (1)	87	12	*	167	15	*

Churn Rate:
Wireless retail postpaid	1.37%	1.30%		1.35%	1.27%
Wireless retail postpaid phones	1.07%	1.07%		1.07%	1.04%

Revenue Statistics (in millions):
Wireless service revenue	$3,182	$3,090	3.0	$6,307	$6,150	2.6
Fios revenues	$298	$281	6.0	$593	$557	6.5

Other Operating Statistics:
Wireless retail postpaid upgrade rate	3.1%	3.4%
Footnotes:
(1) Connection net additions include certain adjustments.
Certain intersegment transactions with corporate entities have not been eliminated.
*Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				6/30/22	6/30/21	% Change

Connections (‘000)
Retail postpaid				119,683	117,254	2.1
Retail prepaid (1) (2)				23,138	4,075	*
Total retail				142,821	121,329	17.7

Retail postpaid phones				92,783	91,826	1.0

Unaudited	3 Mos. Ended 6/30/22	3 Mos. Ended 6/30/21	% Change	6 Mos. Ended 6/30/22	6 Mos. Ended 6/30/21	% Change

Net Additions Detail (‘000) (3)
Retail postpaid phones	12	275	(95.6)	(24)	97	*
Retail postpaid	514	528	(2.7)	783	358	*
Retail prepaid (1) (4)	(229)	18	*	(309)	37	*
Total retail	285	546	(47.8)	474	395	20.0

Account Statistics
Retail postpaid accounts (‘000) (5)				35,132	35,223	(0.3)
Retail postpaid connections per account (5)				3.41	3.33	2.4
Retail postpaid ARPA (6)	$145.50	$142.23	2.3	$145.18	$141.98	2.3
Retail prepaid ARPU (1) (7)	$31.26	$35.70	(12.4)	$31.07	$35.68	(12.9)

Churn Detail
Retail postpaid phone	0.81%	0.72%		0.82%	0.77%
Retail postpaid	1.03%	0.94%		1.03%	0.98%
Retail prepaid (1) (4)	3.90%	4.12%		3.79%	4.17%
Retail	1.50%	1.04%		1.49%	1.09%

Retail Postpaid Connection Statistics
Upgrade rate	5.0%	4.6%

Revenue Statistics (in millions) (8)
Wireless service	$18,418	$16,884	9.1	$36,760	$33,628	9.3
Wireless equipment	6,674	5,543	20.4	13,010	10,487	24.1
Wireless other	1,800	2,043	(11.9)	3,618	4,086	(11.5)
Total Wireless	$26,892	$24,470	9.9	$53,388	$48,201	10.8
Footnotes:
(1) Acquisition of TracFone Wireless, Inc. was completed on November 23, 2021.
(2) Reflects a decline in the customer base for wireless retail prepaid connections of approximately 402,000 as of June 30, 2022, resulting from the shutdown of a competitor's 3G network.
(3) Connection net additions include certain adjustments.
(4) Excludes the impact from the shutdown of a competitor's 3G network resulting in approximately 402,000 retail prepaid disconnects in the second quarter of 2022.
(5) Statistics presented as of end of period.
(6) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(7) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
(8) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.

Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/22	3 Mos. Ended 3/31/22	3 Mos. Ended 12/31/21	3 Mos. Ended 9/30/21	3 Mos. Ended 6/30/21	3 Mos. Ended 3/31/21

Consolidated Net Income	$5,315	$4,711	$4,737	$6,554	$5,949	$5,378
Add:
Provision for income taxes	1,542	1,372	1,407	1,820	1,875	1,700
Interest expense	785	786	739	801	844	1,101
Depreciation and amortization expense (1)	4,321	4,236	4,051	3,961	4,020	4,174
Consolidated EBITDA	$11,963	$11,105	$10,934	$13,136	$12,688	$12,353

Add/(subtract):
Other (income) expense, net (2)	$(49)	$924	$860	$(269)	$(502)	$(401)
Equity in losses (earnings) of unconsolidated businesses (3)	(41)	3	(135)	(1)	(1)	(8)
Severance charges	—	—	106	103	—	—
Loss on spectrum licenses	—	—	—	—	—	223
Net gain from disposition of business	—	—	—	(706)	—	—
	(90)	927	831	(873)	(503)	(186)
Consolidated Adjusted EBITDA	$11,873	$12,032	$11,765	$12,263	$12,185	$12,167
Consolidated Adjusted EBITDA - Year Over Year Change	(2.6)%
Footnotes:
(1)    Includes Amortization of acquisition-related intangible assets.
(2)    Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.
(3)    Includes Net gain from disposition of assets, where applicable.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	6/30/22	3/31/22	12/31/21

Debt maturing within one year	$12,873	$13,421	$7,443
Long-term debt	136,184	139,961	143,425
Total Debt	149,057	153,382	150,868
Less Secured debt	16,572	16,102	14,202
Unsecured Debt	132,485	137,280	136,666
Less Cash and cash equivalents	1,857	1,661	2,921
Net Unsecured Debt	$130,628	$135,619	$133,745
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.7x		2.8x
Unsecured Debt - Quarter over quarter change	$(4,795)
Net Unsecured Debt - Quarter over quarter change	$(4,991)

Verizon Communications Inc.

Adjusted Earnings per Common Share (Adjusted EPS)

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/22				3 Mos. Ended 6/30/21
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.24				$1.40
Amortization of acquisition-related intangible assets	$237	$(62)	$175	0.04	$126	$(31)	$95	0.02
Net pension remeasurement charge (credit)	198	(51)	147	0.03	(1,314)	334	(980)	(0.24)
Early debt redemption costs	—	—	—	—	1,132	(288)	844	0.20
	$435	$(113)	$322	$0.08	$(56)	$15	$(41)	$(0.01)
Adjusted EPS				$1.31				$1.39
Footnotes:
Adjusted EPS may not add due to rounding.
Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/22	3 Mos. Ended 6/30/21	6 Mos. Ended 6/30/22	6 Mos. Ended 6/30/21

Operating Income	$7,150	$7,497	$14,469	$15,016
Add Depreciation and amortization expense	3,211	2,900	6,373	5,761
Segment EBITDA	$10,361	$10,397	$20,842	$20,777
Year over year change %	(0.3)%		0.3%

Total operating revenues	$25,604	$23,477	$50,896	$46,275
Operating Income Margin	27.9%	31.9%	28.4%	32.4%
Segment EBITDA Margin	40.5%	44.3%	41.0%	44.9%

Business

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/22	3 Mos. Ended 6/30/21	6 Mos. Ended 6/30/22	6 Mos. Ended 6/30/21

Operating Income	$675	$856	$1,348	$1,755
Add Depreciation and amortization expense	1,074	1,015	2,135	2,028
Segment EBITDA	$1,749	$1,871	$3,483	$3,783
Year over year change %	(6.5)%		(7.9)%

Total operating revenues	$7,626	$7,762	$15,335	$15,543
Operating Income Margin	8.9%	11.0%	8.8%	11.3%
Segment EBITDA Margin	22.9%	24.1%	22.7%	24.3%